Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-227671), the Registration Statement on Form S-8 (File No. 333-257219) and the Registration Statement on Form S-3 (File No.333-231513) of One Stop Systems, Inc. (the “Company”) of our report dated March 24, 2022, relating to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

March 24, 2022